SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                     -----------------------

                            FORM 8-K

                         Current Report
   Pursuant to Section 13 or 15(d) of the Securities Exchange
                           Act of 1934


        Date of Report (date of earliest event reported)


                           May 7, 1997


                 HIGHLANDS INSURANCE GROUP, INC.
  ------------------------------------------------------------
     (Exact name of registrant as specified in its charter)


                            Delaware
  ------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation)

     1-14028                            75-2370945
  ------------------------------------------------------------
  (Commission File Number)  (IRS Employee Identification No.)

     10370 Richmond Avenue, Houston, Texas    77042-4123
  ------------------------------------------------------------
    (Address of principal executive offices)  (Zip Code)

                          (713)952-9555
  ------------------------------------------------------------
     Registrant's telephone number, including area code
















ITEM 5.  Other Events

      The registrant, may at its option, report under this item any events, with respect to which information is not otherwise called for by this form, that the registrant deems of importance to security holders.
    (a) On May 7, 1997, the registrant, Highlands
Insurance Group, Inc. ("Highlands") issued a press release entitled "Highlands Insurance Group, Inc. Announces First Quarter
1997 Results."

ITEM 7.

The following exhibit is filed with this report on Form 8-K:

Exhibit 1 - Press release dated May 7, 1997

                         SIGNATURES

      Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          HIGHLANDS INSURANCE GROUP, INC.


May 8, 1997             By:
                              --------------------------
                              Dwayne D. Hallman
                              Vice President and Secretary

                        EXHIBIT INDEX
EXHIBIT NO.1     Press Release of May 7, 1997
Incorporated by Reference

EXHIBIT NO. 1:

FOR IMMEDIATE RELEASE    Contact:     Charles J. Bachand
May 7, 1997                           Vice President
                                      (713) 267-8567
                                      (713) 267-8688 (Facsimile)



                 HIGHLANDS INSURANCE GROUP, INC.
              ANNOUNCES FIRST QUARTER 1997 RESULTS

          Houston, Texas  -  May 7, 1997   Highlands Insurance
Group, Inc. (NYSE:HIC) today announced its first quarter 1997 results. Highlands reported net income of $3.0 million or $.21 per share for the first quarter 1997 compared with net income of $.2 million or $.02 per share for the first quarter 1996.

     Gross premiums written declined 40.4% for the first quarter of 1997 compared to the first quarter of 1996. The decline results from exiting both the assumed reinsurance and probate bond business, tightening underwriting standards and raising rates. Both net premiums written and earned for the first quarter of 1997 declined 36.6% from the first quarter of 1996 due to the above actions. Loss and loss adjustment expenses incurred and underwriting expenses also declined 33.8% and 38.1%, respectively, for the first quarter of 1997 compared to the first quarter of 1996.

     "Pricing and adherence to our underwriting standards continues to be a primary focus causing premium volume to decline. However, a 93.7% loss ratio is unacceptable," said Richard M. Haverland, Chairman and Chief Executive Officer of Highlands. "The benefit of previous expense initiatives is being realized, but additional cost reduction efforts continue as premium volume declines."

     Richard Haverland also noted that, "Completion of Highlands' acquisition of VIK Brothers Insurance, Inc. on April 30, 1997 more than doubles Highlands' premium base and is a first step in fulfilling Highlands' goal of being a platform for the acquisition of property and casualty companies."

     The $91 million acquisition was financed with a combination of common stock, bank debt, preferred stock and cash. Highlands issued 1.7 million shares of its common stock in connection with the acquisition, representing 12.6% of Highlands' then outstanding common stock. Additionally, Highlands contributed $39 million of capital to the acquired insurance subsidiaries.

     Highlands Insurance Group, Inc. is an insurance holding company that is primarily engaged in the commercial property and casualty insurance business, specializing in workers' compensation, general liability and other related coverages.


      "Safe Harbor" Statement under Private Securities Litigation
Reform Act of 1995

      Certain sections of this press release contain statements which represent the company's expectations or beliefs concerning future events and are "forward looking statements" within the meaning of Section 21E of the Exchange Act. The company cautions that there are a variety of factors which may cause actual results to differ materially from those in the forward looking statements, including without limitation, changes in the regulatory environment, the outcome of various litigation matters, market acceptance of new products, and the effect of general economic conditions.



Comparative figures follow

             HIGHLANDS INSURANCE GROUP, INC.
          CONSOLIDATED STATEMENTS OF OPERATIONS
           (In thousands, except per share data)

                                   Period Ended March 31
                                   ---------------------
                                        (Unaudited)
                                       First Quarter
                                      --------------
                                   1997     1996    Change
                                   -----    -----   ------
Gross premiums written (a)      $ 30,959   51,906   (40.4%)
Net premiums written (a)        $ 27,948   44,111   (36.6%)
                                 =======  =======   =======

REVENUES:
 Net premiums earned            $ 29,715   46,836   (36.6%)
 Net investment income            12,857   12,670     1.5%
 Net realized investment gains       484      457     5.9%
                                  ------   ------

  Total revenues                  43,056   59,963   (28.2%)
                                  ------   ------

EXPENSES:
 Loss and loss adjustment
   expenses incurred              27,831   42,020   (33.8%)
 Underwriting expenses             9,524   15,398   (38.1%)
 Interest expense and debt
   amortization                    1,798    1,430    25.7%
 Other expenses                      354      851   (58.4%)
                                  ------   ------

  Total expenses                  39,507   59,699   (33.8%)                                  ------
                                  ------
INCOME BEFORE INCOME TAX           3,549      264      NM
INCOME TAX  EXPENSE                  592       50      NM
                                  ------   ------
 NET INCOME                      $ 2,957      214      NM
                                  ======    ======

Earnings per share - primary (b):$   .21      .02
                                  ======    ======

Weighted average number of common
shares, common stock warrants and
stock options outstanding         14,620    11,448
                                  ======    ======

GAAP ratios:
 Loss                              93.7%      89.7%
 Expense                           32.1%      32.8%
                                 ------     ------
  Combined                        125.8%     122.5%
                                 ------     ------


(a) Gross and net premiums written have been redefined for 1996 to include the effects of changes in premiums due under retrospective policies. Such changes were previously recorded only as net premiums earned.

(b) Common stock warrants and stock options (common stock equivalents) are antidilutive for primary earnings per share for the first quarter 1996. Fully diluted earnings per share is not presented as the effects of the convertible subordinated debentures are antidulitive for all periods presented.

                HIGHLANDS INSURANCE GROUP, INC.
                   CONSOLIDATED BALANCE SHEETS
              (In thousands, except per share data)

                                            March 31,     December 31,
                                           ----------     -----------
                                              1997           1996
                                           ----------     -----------
                                           (Unaudited)
Assets:
-------
Investments:
  Fixed income securities:
   Available for sale, at fair value       $  314,175        324,905
  Held to maturity, at amortized cost         349,663        355,492
 Equity securities, at fair value              24,853         26,967
 Other                                          3,423          3,770
                                            ---------      ---------
       Total investments                      692,114        711,134

Cash and cash equivalents                      59,051         49,484
Premiums in course of collection               18,917         24,048
Premiums due under retrospective policies
                                              119,097        121,276
Receivable from reinsurers                    571,834        556,900
Funds on deposit with reinsurers               16,562         14,456
Deferred taxes                                 38,751         37,126
Receivable from former affiliates                 250            250
Accrued investment income                      10,787         12,600
Deferred policy acquisition costs               5,842          6,436
Other assets                                   29,701         32,321
                                            ---------      ---------
       Total assets                        $1,562,906      1,566,031
                                            =========      =========
Liabilities:
------------
Loss and loss adjustment expense           $1,162,360      1,156,824
Unearned premiums                              29,257         31,474
Convertible subordinated debentures            55,646         55,452
Other liabilities                              52,703         58,806
                                            ---------      ---------
       Total liabilities                    1,299,966      1,302,556
                                            ---------      ---------

Stockholders' equity:
--------------------
Common stock                                      114            114
Additional paid-in capital                    192,339        192,273
Net unrealized gain (loss) on investments        (522)         3,036
Retained earnings                              71,009         68,052
                                            ---------      ---------
       Total stockholders' equity             262,940        263,475
                                            ---------      ---------
       Total liabilities and
         stockholders' equity              $1,562,906      1,566,031
                                           ==========     ==========

Common shares outstanding                      11,451         11,448
                                             --------       --------

Book value per common share                $    22.96          23.02
                                             ========       ========

Fully diluted book value per common share  $    18.69          18.71
                                             ========       ========